                                                                   Exhibit 10.17
                                                                   -------------

                                CREDIT AGREEMENT

                          dated as of October 15, 1996

                                     between

                                MIDWAY GAMES INC.

                                       and

                            BANK OF AMERICA ILLINOIS

                                    as Lender




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                                TABLE OF CONTENTS
                                -----------------
                                    ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS
                        --------------------------------

SECTION 1.1   Defined Terms.................................................  1
SECTION 1.2   Accounting Terms..............................................  8

                                    ARTICLE 2

                     AMOUNT AND TERMS OF THE REVOLVING LOANS
                     ---------------------------------------

SECTION 2.1   Revolving Credit..............................................  9
SECTION 2.2   Revolving Loan Borrowing Procedure............................  9
SECTION 2.3   Interest...................................................... 10
SECTION 2.4   (1) Non-Use Fee............................................... 11
SECTION 2.5   Revolving Note................................................ 12
SECTION 2.6   Prepayments................................................... 12
SECTION 2.7   Method of Payment............................................. 12
SECTION 2.8   Use of Proceeds............................................... 13
SECTION 2.9   Increased Costs............................................... 13
SECTION 2.10  Change in Rate of Return...................................... 14
SECTION 2.11  Basis for Determining Interest Rate Inadequate or Unfair...... 14
SECTION 2.12  Changes in Law Rendering Certain Loans Unlawful............... 15
SECTION 2.13  Funding Losses................................................ 15
SECTION 2.14  Right of The Lender to Fund Through Other Offices............. 16
SECTION 2.15  Discretion of The Lender as to Manner of Funding.............. 16
SECTION 2.16  Conclusiveness of Statements; Survival of  Provisions......... 16
SECTION 2.17  Letters of Credit............................................. 16

SECTION 2.18  Clean-Up/Clean-Down Provisions................................ 18


                                    ARTICLE 3

                              CONDITIONS PRECEDENT
                              --------------------

SECTION 3.1   Condition Precedent to Effectiveness of Agreement............. 18
SECTION 3.2   Conditions Precedent to All Borrowings........................ 19







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                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

SECTION 4.1   Incorporation, Good Standing, and Due Qualification........... 20
SECTION 4.2   Corporate Power and Authority................................. 20
SECTION 4.3   Legally Enforceable Agreement................................. 21
SECTION 4.4   Financial Statements.......................................... 21
SECTION 4.5   Other Agreements.............................................. 21
SECTION 4.6   Litigation.................................................... 21
SECTION 4.7   No Defaults on Outstanding Judgments or Orders................ 21
SECTION 4.8   Governmental and Regulatory Approvals......................... 22
SECTION 4.9   Ownership and Liens........................................... 22
SECTION 4.10  Subsidiaries, etc............................................. 22
SECTION 4.11  ERISA......................................................... 22
SECTION 4.12  Hazardous Materials........................................... 22
SECTION 4.13  Taxes......................................................... 23
SECTION 4.14  Debt.......................................................... 23
SECTION 4.15  Investment Company Act........................................ 23
SECTION 4.16  Public Utility Holding Company Act............................ 23

                                    ARTICLE 5

                              AFFIRMATIVE COVENANTS
                              ---------------------

SECTION 5.1   Maintenance of Existence...................................... 24
SECTION 5.2   Maintenance of Records........................................ 24
SECTION 5.3   Maintenance of Properties..................................... 24
SECTION 5.4   Conduct of Business........................................... 24
SECTION 5.5   Maintenance of Insurance...................................... 24
SECTION 5.6   Compliance With Laws.......................................... 25
SECTION 5.7   Right of Inspection........................................... 25
SECTION 5.8   Reporting Requirements........................................ 25
SECTION 5.9   Environmental Laws............................................ 27
SECTION 5.10  Maintenance of Bank Accounts.................................. 27

                                    ARTICLE 6

                               NEGATIVE COVENANTS
                               ------------------

SECTION 6.1   Liens......................................................... 28
SECTION 6.2   Debt.......................................................... 29
SECTION 6.3   Mergers, Etc.................................................. 29
SECTION 6.4   Guaranties, Etc............................................... 29











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SECTION 6.5   Subordinated Debt............................................. 30
SECTION 6.6   Capital Expenditures.......................................... 30
SECTION 6.7   Dividends, etc................................................ 30

                                    ARTICLE 7

                               FINANCIAL COVENANTS
                               -------------------

SECTION 7.1   Minimum Net Income............................................ 30
SECTION 7.2   Minimum Net Worth............................................. 30
SECTION 7.3   Interest Coverage Ratio....................................... 30
SECTION 7.4   Funded Debt Ratio............................................. 31
SECTION 7.5   Liquid Asset Coverage Ratio................................... 31

                                    ARTICLE 8

                                EVENTS OF DEFAULT
                                -----------------

SECTION 8.1   Events of Default............................................. 31
SECTION 8.2   Effect of Event of Default.................................... 33

                                    ARTICLE 9

                                  MISCELLANEOUS
                                  -------------

SECTION 9.1   Waivers and Amendments........................................ 34
SECTION 9.2   Notices, Etc.................................................. 34
SECTION 9.3   No Waiver; Remedies........................................... 34
SECTION 9.4   Successors and Assigns........................................ 34
SECTION 9.5   Assignments and Participations; Information................... 34
SECTION 9.6   Costs, Expenses, and Taxes.................................... 35
SECTION 9.7   Right of Setoff............................................... 35
SECTION 9.8   Governing Law................................................. 36
SECTION 9.9   Severability of Provisions.................................... 36
SECTION 9.10  Headings...................................................... 36
SECTION 9.11  General Indemnity............................................. 36
SECTION 9.12  Waiver of Jury Trial.......................................... 37
SECTION 9.13  Submission to Jurisdiction.................................... 37
SECTION 9.14  Service of Process............................................ 37







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                                CREDIT AGREEMENT
                                ----------------
     THIS CREDIT AGREEMENT dated as of October 15, 1996, between MIDWAY GAMES INC., a Delaware corporation (the "Borrower") and BANK OF AMERICA ILLINOIS, an Illinois banking corporation having its principal place of business at 231 South LaSalle Street, Chicago, Illinois 60697 (the "Lender").

                                    ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS
                        --------------------------------

     SECTION 1.1 DEFINED TERMS. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

     "Agreement" means this Credit Agreement, as amended, supplemented, modified, restated, refinanced, refunded or renewed from time to time.

     "Applications" - see SECTION 2.17.

     "Authorized Officer" means any one of the following officers of the
Borrower: the President and Executive Vice President - Finance.

     "Borrower" - see Preamble.

     "Borrowing" means a borrowing hereunder consisting of Revolving Loans or Letters of Credit made to the Borrower by the Lender pursuant to SECTION 2.

     "Borrowing Date" means any Business Day specified in a Borrowing Request pursuant to SECTION 2.2 as a date on which the Borrower requests the Lender to make Revolving Loans hereunder.

     "Borrowing Request" - see SECTION 2.2.

     "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Chicago, Illinois are authorized or required to close under the laws of the State of Illinois.

     "Capital Expenditures" means all expenditures which, in accordance with generally accepted accounting principles, would be required to be capitalized and shown on the consolidated balance sheet of the Borrower, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (1) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to



                                       -1-




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the assets being replaced or restored or (2) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

     "Capital Lease" means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person which, in conformity with generally accepted accounting principles, is accounted for as a capital lease on the balance sheet of such Person.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commitment" means the Lender's commitment to make Revolving Credit available to the Borrower in accordance with the terms of this Agreement in an aggregate principal amount not to exceed $50,000,000.

     "Committed Revolving Credit" - see SECTION 2.1.

     "Computation Period" means any period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

     "Consolidated Net Income" means, with respect to the Borrower and its Subsidiaries for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period.

     "Consolidated Net Worth" means an amount equal to Net Worth.

     "Contingent Obligation" means any agreement, undertaking or arrangement by which any person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a Person, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's liability under any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability guaranteed thereby.

     "Continuation Notice" - see SECTION 2.2.

     "Debt" means: (1) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations);
(2) obligations as lessee under Capital Leases; (3) current liabilities in respect of unfunded vested benefits under any Plan; (4) obligations under letters of credit issued for the account of any Person; (5) all obligations arising under bankers' acceptance facilities; (6) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and any other Contingent Obligations; and (7) obligations secured by any Lien on property owned by the Person, whether or not the obligations have been assumed.



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     "Default" means any of the events specified in SECTION 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Dollar" and the symbol "$" mean lawful money of the United States of America.

     "Earnings Credit Rate" means the rate set by the Lender (net of reserve requirements) used for purposes of calculating the Multiplier.

     "Effective Date" - see SECTION 3.1.

     "Environmental Laws" means any and all federal, state, local laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

     "ERISA Affiliate" means any trade or business within the United States (whether or not incorporated) which together with the Borrower would be treated as a single employer under Section 4001 of ERISA.

     "Event of Default" means any of the events specified in SECTION 8.1.

         "Eurocurrency Reserve Percentage" means, with respect to any Revolving Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period, as prescribed by the Federal Reserve Board, for determining the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves) applicable to "Eurocurrency liabilities" pursuant to Regulation D of the Board of Governors of the Federal Reserve System or any other then-applicable regulation of the Federal Reserve Board which prescribes reserve requirements applicable to "Eurocurrency liabilities," as defined in Regulation D referred to above, as applicable to the class of banks of which the Lender is a member. Without limiting the effect of the foregoing, the Eurocurrency Reserve Percentage shall reflect any other reserves required to be maintained by the Lender against (1) any category of liabilities that includes deposits by reference to which the Eurodollar Rate (Reserve Adjusted) is to be determined, or (2) any category of extensions of credit or other assets that includes Revolving Loans. For purposes of this Agreement, any Revolving Loan hereunder shall be deemed to be "Eurocurrency," as defined in Regulation D referred to above, and, as such, shall be deemed to be subject to such reserve requirements without the benefit of, or credit for, proration, exceptions or offsets which may be available to the Lender from time to time under Regulation D referred to above.

         "Eurodollar Rate," means, with respect to any Revolving Loan for any Interest Period, the rate per annum equal to the average (rounded upward, if necessary, to the next higher 1/16 of it) rate per annum at which Dollar deposits in immediately available funds are offered to the Lending Office of the Lender two Business Days prior to the beginning of such Interest Period by prime banks in the interbank eurodollar market as at or about the relevant local time of such Lending Office, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the Revolving Loan of the Lender for such Interest Period. As used herein, "relevant local time" shall mean 11:00 A.M., London time, when the Lending Office of the Lender is located in Europe, or 10:00 A.M., New York time, when such Lending Office is located in North America or otherwise outside of Europe.

          "Eurodollar Rate (Reserve Adjusted)" means, with respect to any Revolving Loan for any Interest Period, a rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

         Eurodollar Rate         =       Eurodollar Rate
         (Reserve Adjusted)              ---------------
                                            1-Eurocurrency
                                            Reserve Percentage

     "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

     "Fiscal Year" means the period beginning on July 1 and ending on June 30 of the following year.

     "Funded Debt" means all Debt of the Borrower and its Subsidiaries, excluding (1) Contingent Obligations in respect of undrawn letters of credit, except to the extent constituting Contingent Obligations in respect of any indebtedness, obligation or other liability of a Person other than the Borrower or any Subsidiary of the Borrower, and (2) Debt of the Borrower to any Wholly-Owned Subsidiary and Debt of any Wholly-Owned Subsidiary to the Borrower or to any other Wholly-Owned Subsidiary.

     "Funded Debt Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (1) Funded Debt as of such day to (2) Consolidated Net Income before deducting Interest Expense, taxes, depreciation and amortization (and excluding extraordinary gains and extraordinary losses) for the Computation Period ending on such day.

     "GAAP" means generally accepted accounting principles in the United States applied by the Borrower consistent with past practice.

     "Head Office" means the principal office of the Lender at 231 South LaSalle Street, Chicago, IL 60697.

     "Interest Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (1) Consolidated Net Income before deducting Interest Expense and taxes for the Computation Period ending on such day (excluding extraordinary gains and extraordinary losses) to (2) Interest Expense for such Computation Period.

     "Interest Expense" means, for any period, the consolidated interest expense of the Borrower and its Subsidiaries for such period (including, without limitation, all imputed interest on Capital Leases).

     "Interest Period" - see SECTION 2.3(3) .

     "Lender" - see Preamble.

     "Lending Office" means any office designated (whether or not notice is given to the Borrower) by the Lender in its sole discretion as a Lending Office for purposes hereunder. Such Lending Office may be a foreign branch or an affiliate of the Lender or the Lender's holding company.

     "Letter(s) of Credit" - see SECTION 2.1.

     "Letter of Credit Utilization" means, as of any date of determination, the sum of (1) the maximum aggregate amount which is or at any time thereafter may be available for drawing under all Letters of Credit then outstanding plus (2) the aggregate amount of all drawings under Letters of Credit honored by the Lender and not theretofore reimbursed by the Borrower.

     "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement, or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any capital lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

     "Liquid Asset Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (1) total cash, cash equivalents, marketable securities and accounts receivable, net of any reserve related thereto as of such day to
(2) the aggregate amount of the Revolving Loans at such date.

     "Loan Documents" means this Agreement, the Revolving Note, the Applications and all other agreements, instruments and documents delivered from time to time to the Lender with respect to this Agreement or with respect to any liabilities arising in connection herewith.

     "Material Adverse Change" means a material adverse change in the condition (financial or otherwise), business, operations or prospects of the Borrower and its Subsidiaries, taken as a whole.

     "Multiemployer Plan" means a Plan described in Section 4001 (a) (3) of ERISA which covers employees of the Borrower or any ERISA Affiliate.

     "Multiplier" means the average monthly collected balance required to generate $1.00 at the Earnings Credit Rate. The Multiplier is calculated as follows:

         Multiplier =         365 days            + Earnings           Credit
                         ---------------------
                               no. of days in the month          Rate
                               in question

         Multiplier x Total Service Charges  =  Total Collected
                                                            Balances Required

     "Non-Use Fee" - see SECTION 2.4(1).

     "Net Worth" means Borrower's consolidated stockholders' equity.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, partnership, corporation, business trust, limited liability company or partnership, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

     "Plan" means any plan (as defined in Section 3(3) of ERISA) established, maintained, or to which contributions have been made by the Borrower or any ERISA Affiliate.

     "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended from time to time.

     "Public Offering" means any BONA FIDE initial public offering of common stock of the Borrower pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, and yielding aggregate gross proceeds of not less than $80,000,000.

     "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

     "Revolving Credit" - see SECTION 2.1.

     "Revolving Loan(s)" - see SECTION 2.1.

     "Revolving Note" - see SECTION 2.5.

     "Subordinated Debt" means Debt of the Borrower which is subordinated in priority of payment to the Debt of the Borrower under this Agreement, the Revolving Note and the Applications (including refinancings of and post-petition interest on this Agreement and the Revolving Note and the Applications) in the Lender's sole opinion.

     "Subsidiary" means, as to the Borrower, a Person (other than an individual and Atari Games Ireland, Ltd. and K.K. Time Warner Interactive) organized under the laws of the United States of which shares of stock, partnership units or other equity interests having ordinary voting power to elect a majority of the board of directors or other managers of such Person are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Borrower. Except as otherwise specified or the context otherwise requires a different interpretation, each reference to Subsidiary contained herein shall mean a Subsidiary of the Borrower.

     "Termination Date" means the earlier of the date on which the Lender makes demand on the Borrower for repayment of all amounts due hereunder, or October 31, 1997.

     "Uncommitted Revolving Credit" - see SECTION 2.1.

     "Unused Balance" means the difference between $50,000,000 and the aggregate principal amount of all Revolving Loans outstanding at any time.

     "Wholly-Owned Subsidiary" means any Subsidiary of which the Borrower owns, directly or indirectly through one or more intermediaries, or both, all of the issued and outstanding voting stock.

     "WMS Credit Agreement" means the Credit Agreement, dated as of April 21, 1994, between WMS Industries, Inc. and Lender.

     SECTION 1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in the preparation of the financial statements referred to in SECTION 4.4, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                    ARTICLE 2

                     AMOUNT AND TERMS OF THE REVOLVING LOANS
                     ---------------------------------------

     SECTION 2.1 REVOLVING CREDIT. Subject to the terms and conditions hereof and the other Loan Documents,

     (1) the Lender agrees to extend credit to the Borrower under a revolving credit facility (the "Committed Revolving Credit") which may be availed of by the Borrower in its discretion on a revolving basis from time to time to and including the Termination Date. The Committed Revolving Credit, subject to all the terms and conditions hereof, may be utilized by the Borrower in the form of loans (the "Revolving Loans") and commercial and standby letters of credit all as more fully hereinafter set forth; provided that notwithstanding anything herein to the contrary, the aggregate amount of Revolving Loans and Letter of Credit Utilization (excluding Letter of Credit Utilization in respect of Uncommitted Revolving Credit) outstanding at any one time shall not exceed $50,000,000.

     (2) the Lender may, in its sole and absolute discretion, extend credit to the Borrower under a revolving credit facility (the "Uncommitted Revolving Credit", and together with the Committed Revolving Credit, collectively, called the "Revolving Credit") which, if provided, may be availed of by the Borrower in its discretion on a revolving basis from time to time to and including the Termination Date. The Uncommitted Revolving Credit, subject to all the terms and conditions hereof, may be utilized by the Borrower in the form of commercial, standby, and trade letters of credit (such letters of credit together with the letters of credit set forth in SECTION 2.1(1), collectively, called the "Letters of Credit") solely to purchase home video games from Pacific Rim entities and any subsidiaries or affiliates thereof, all as more fully hereinafter set forth; provided that notwithstanding anything herein to the contrary, the aggregate amount of Committed Revolving Loans and Letter of Credit Utilization (excluding Letter of Credit Utilization in respect of Committed Revolving Credit) outstanding at any one time shall not exceed $30,000,000.

     SECTION 2.2    Revolving Loan Borrowing Procedure.
                    ----------------------------------

          (1) Any Authorized Officer of the Borrower may request a Revolving Loan on behalf of the Borrower after the Effective Date and prior to the Termination Date in Dollars on any Business Day by giving the Lender telephonic, telex or facsimile notice (which notice shall be irrevocable once given and shall be promptly confirmed in writing if given telephonically) in the form of EXHIBIT B ("Borrowing Request") or such other form as shall be acceptable to the Lender. Each Borrowing Request must be received by the Lender prior to 11:00 A.M., Chicago time, at least three (3) Business Days prior to the proposed date of such Borrowing (which must be a Business Day) and shall specify (a) the principal amount of such Revolving Loan, (b) the proposed date of Revolving Loan (which must be a Business Day), and (c) the initial Interest Period for such Revolving Loan. Each Revolving Loan shall be in a principal amount of $500,000 or a larger integral multiple of $250,000 in excess thereof. Subject to the satisfaction of the applicable conditions precedent set forth in ARTICLE 3 hereof, the Lender shall make the proceeds of each Revolving Loan available to the Borrower by causing an amount of immediately available funds equal to the principal amount of such Revolving Loan to be credited to the account of the Borrower at the Lender unless otherwise required pursuant to the terms of this Agreement.

          (2) Continuation of Loans. The Borrower may, by delivery to the Lender of a notice ("Continuation Notice") in the form of EXHIBIT C attached hereto with appropriate insertions, before 10:00 A.M., Chicago time, two
     (2) Business Days prior to continuation, continue a Revolving Loan as into a subsequent Interest Period of the same duration or of any other duration permitted hereunder provided that in the case of a continuation of less than all Revolving Loans, the aggregate principal amount of such Revolving Loans continued shall be not less than $500,000 or any larger integral multiple of $250,000 in excess thereof.

     SECTION 2.3    Interest.
                    --------

          (1) INTEREST RATES. With respect to each Revolving Loan, the Borrower hereby promises to pay interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof for the period commencing on the date of such Revolving Loan until such Revolving Loan is paid in full for each Interest Period, at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) applicable to such Interest Period, plus (a) at all times when the aggregate principal amount of the Revolving Loans is less than $15,000,000, .75% per annum and (b) at all times when the aggregate principal amount of the Revolving Loans is $15,000,000 or more, 1.50% per annum.

          (2) INTEREST PAYMENT DATES. Accrued interest on each Revolving Loan shall be payable on the last day of each Interest Period relating to such Loan (and if such Interest Period exceeds 90 days, also payable on the ninetieth day of such Interest Period), and at maturity. After maturity, accrued interest on all Loans shall be payable on demand.

          (3) INTEREST PERIODS. Each "Interest Period" for a Revolving Loan shall commence on the date such Revolving Loan was made or on the expiration of the immediately preceding Interest Period for such Revolving Loan, and shall end on the date which is 30, 60, 90 or 180 days thereafter, as the Borrower may specify pursuant to SECTION 2.2(1) or (2) hereof. Each Interest Period for a Revolving Loan which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the next preceding Business Day).

          (4) SETTING AND NOTICE OF RATES. The applicable Eurodollar Rate for each Interest Period shall be determined by the Lender, and notice thereof shall be given by the Lender promptly to the Borrower. Each determination of the applicable Eurodollar Rate by the Lender shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. If the Lender is unable to determine such a rate, the provisions of SECTION
     2.11 shall apply. The Lender shall, upon written request of the Borrower, deliver to the Borrower a statement showing the computations used by the Lender in determining any applicable Eurodollar Rate hereunder.

          (5) DEFAULT INTEREST. Any principal payments on the Loans not paid when due, whether at stated maturity, by notice of repayment, by acceleration or otherwise, shall, to the extent permitted by applicable law, thereafter bear interest (compounded monthly and payable upon demand) at a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement in respect of such principal amount until such unpaid amount has been paid in full (whether before or after judgment) .

     SECTION 2.4 (1) NON-USE FEE. The Borrower agrees to pay the Lender an unused commitment fee (the "Non-Use Fee") at the rate of .1875% per annum on the average daily Unused Balance for the period commencing on the date hereof and continuing to but not including the Termination Date. Borrower shall pay the Non-Use Fee either (i) quarterly in arrears on the last Business Day of December, March, June and September of each year and at maturity, or (ii) by maintaining collected checking account balances in those bank accounts referenced in Section 5.10 hereof with the Lender which when converted to the appropriate Earnings Credit Rate using the Multiplier as adjusted from time to time is equal to the Non-Use Fee.

          (2) CLOSING FEE. The Borrower agrees to pay the Lender a closing fee on the Effective Date in the amount of $10,000.

     SECTION 2.5 REVOLVING NOTE. All Revolving Loans made by the Lender under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory note of the Borrower in substantially the form of EXHIBIT A duly completed, in the principal amount of Fifty Million Dollars ($50,000,000), dated the Effective Date and payable to the Lender (the "Revolving Note"). The Lender is hereby authorized by the Borrower to endorse on the schedule attached to the Revolving Note the amount of each Revolving Loan and of each payment of principal received by the Lender on account of the Revolving Loans, which endorsement shall, in the absence of demonstrable error, be conclusive as to the outstanding balance of the Revolving Loans made by the Lender; PROVIDED, HOWEVER, that the failure to make such notation with respect to any Revolving Loan or payment shall not limit or otherwise affect the obligations of the Borrower or the Lender under this Agreement or the Revolving Note.

     SECTION 2.6 PREPAYMENTS. The Borrower may prepay at any time the Revolving
Note in whole or in part with accrued interest to the date of such prepayment on the amount prepaid; PROVIDED, that (1) any prepayment of a Revolving Loan shall be made subject to the Borrower's payment obligations set forth in SECTION 2.13 and (2) each partial prepayment shall be in a principal amount not less than twenty-five thousand Dollars ($25,000), in which event such prepaid amount may be reborrowed hereunder in a Revolving Loan to the extent outstanding amounts hereunder shall not exceed the Commitment at such time.

     SECTION 2.7 METHOD OF PAYMENT. The Borrower shall make each payment under this Agreement and under the Revolving Note not later than 11:00 A.M., Chicago time, on the date when due in lawful money of the United States to the Lender. The Borrower hereby authorizes the Lender, if and to the extent payment is not made when due under this Agreement or under the Revolving Note, to charge from time to time against any account of the Borrower with the Lender any amount so due. Subject to SECTION 2.3(3), whenever any payment to be made under this Agreement or under the Revolving Note shall be stated to be due on a Saturday, Sunday, or a public holiday, or the equivalent for banks generally under the laws of the State of Illinois, such payment shall be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of the payment of interest.

     SECTION 2.8 USE OF PROCEEDS. The proceeds of the Revolving Loans shall be used by the Borrower for general working capital purposes; provided that no portion of such proceeds shall be used for the consummation of any acquisition of any Person. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

     SECTION 2.9 INCREASED COSTS. If after the date hereof, (1) Regulation D of the Board of Governors of the Federal Reserve System, or (2) the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or any Lending Office of the Lender) with any request or directive (whether or not having the force of law) or any such authority, central bank or comparable agency,

          (a) shall subject the Lender (or any Lending Office of the Lender) to any tax, duty or other charge with respect to the Revolving Credit or its obligation to make the Revolving Credit, or shall change the basis of taxation of payments to the Lender of the principal of or interest on the Revolving Credit or any other amounts due under this Agreement in respect of the Revolving Credit or its obligation to make the Revolving Credit (except for changes in the rate of tax on the overall gross or net income of the Lender or its Lending Office); or

          (b) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender (or any Lending Office of the Lender); or

          (c) shall impose on the Lender (or its Lending Office) any other condition affecting the Revolving Credit;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) the Lender (or any Lending Office of the Lender) of making or maintaining the Revolving Credit or to reduce the amount of any sum received or receivable by the Lender (or the Lending Office of the Lender) under this Agreement or under the Revolving Credit with respect thereto, then upon demand by the Lender (which demand shall be made within 45 days after the Lender has actual knowledge of such additional cost or reduced sum receivable and shall be accompanied by a statement setting forth the basis of such demand), the Borrower shall pay directly to the Lender such additional amount or amounts as will reimburse the Lender for such increased cost or such reduction.

     SECTION 2.10 CHANGE IN RATE OF RETURN. If, after the date hereof, any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by the Lender or any Person controlling the Lender, and the Lender reasonably determines that the rate of return on its or such controlling Person's capital as a consequence of the Commitment, the Revolving Credit or the Revolving Loans made by the Lender is reduced to a level below that which the Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case the Borrower shall, upon demand by the Lender (which demand shall be made within 45 days after the Lender has actual knowledge of such increase in capital or reduction in rate of return) pay directly to the Lender additional amounts sufficient to compensate the Lender or such controlling Person for such reduction in rate of return. A statement of the Lender as to any such additional amount or amounts shall be prepared in good faith (including calculations thereof in reasonable detail) and shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, the Lender may use any method of averaging and attribution that it shall deem reasonably applicable.

     SECTION 2.11. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If with respect to any Interest Period:

          (1) the Lender is advised that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or the Lender otherwise determines (which determination shall be binding and conclusive on the Borrower) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

          (2) the Eurodollar Rate (Reserve Adjusted), as determined by the Lender, will not adequately and fairly reflect the cost to the Lender of maintaining or funding such Revolving Loans for such Interest Period, or that the making or funding of Revolving Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of the Lender materially changes such

     Revolving Loans, then, so long as such circumstances shall continue: (a) the Lender shall promptly notify the Borrower thereof, and (b) on the last day of the then current Interest Period for Revolving Loans, such Revolving Loans shall be repaid in full.

     SECTION 2.12 CHANGES IN LAW RENDERING CERTAIN LOANS UNLAWFUL. In the event, after the date hereof, that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it unlawful for the Lender or the Lending Office of the Lender to make, maintain or fund Revolving Loans, then (1) the Lender shall promptly notify the Borrower, (2) the obligation of the Lender to make Revolving Loans shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (3) the last day of the current Interest Period for each Revolving Loan (or, in any event, if the Lender so requests, on such earlier date as may be required by the relevant law, regulation or interpretation), such Revolving Loan shall be repaid in full.

     SECTION 2.13 FUNDING LOSSES. The Borrower hereby agrees that upon demand by the Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) the Borrower will indemnify the Lender against any net loss or expense which the Lender may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain Revolving Loans), as reasonably determined by the Lender, as a result of (1) any payment or prepayment of any Revolving Loan on a date other than the last day of an Interest Period for a Revolving Loan, or (2) any failure of the Borrower to borrow any Revolving Loans on a date specified therefor in a Borrowing Request or Continuation Notice pursuant to this Agreement. For this purpose, all notices to the Lender pursuant to this Agreement shall be deemed to be irrevocable.

     SECTION 2.14 RIGHT OF THE LENDER TO FUND THROUGH OTHER OFFICES. The Lender may, if it so elects, fulfill its Commitment as to any Revolving Loan by causing its Lending Office to make such Revolving Loan, provided that in such event for the purposes of this Agreement, such Revolving Loan shall be deemed to have been made by the Lender and the obligation of the Borrower to repay such Revolving Loan shall nevertheless be to the Lender and shall be deemed held by it, to the extent of such Revolving Loan, for the account of such branch or affiliate.

     SECTION 2.15 DISCRETION OF THE LENDER AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, the Lender shall be entitled to fund and maintain its funding of all or any part of the Revolving Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if the Lender had actually funded and maintained each Revolving Loan during each Interest Period for such Revolving Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

     SECTION 2.16 CONCLUSIVENESS OF STATEMENTS; SURVIVAL OF PROVISIONS. Determinations and statements of the Lender pursuant to SECTIONS 2.9, 2.10, 2.11, 2.12 or 2.13 shall be conclusive absent demonstrable error. The provisions of SECTIONS 2.9, 2.10 and 2.11 shall survive termination of this Agreement.

     SECTION 2.17 Letters of Credit.
                  -----------------
          (1) GENERAL TERMS. Subject to all of the terms and conditions hereof, the Revolving Credit may be availed of in the form of Letters of Credit.

          (2) TERM. Except as may be otherwise agreed between Lender and Borrower, each Letter of Credit issued hereunder shall expire not later than the earlier of (i) one (1) year from the date issued (or be cancelable not later than one (1) year from the date issued) or (ii) the Termination Date.

          (3) GENERAL CHARACTERISTICS. Each Letter of Credit issued hereunder shall be payable in Dollars, shall conform to the general requirements of the Lender for the issuance of commercial, standby and trade letters of credit (as appropriate) as to form and substance and shall be a letter of credit which the Lender may lawfully issue.

          (4) APPLICATIONS. At the time the Borrower requests each Letter of Credit to be issued (or prior to the first issuance of a Letter of Credit, in the case of a continuing application), it shall execute and deliver to the Lender an application for such Letter of Credit in the form customarily prescribed by the Lender for a Letter of Credit of the type requested (the "Applications"). The Borrower may elect to have one or more of its Wholly-Owned Subsidiaries be co-applicant for a Letter of Credit, which shall not affect the Borrower's complete liability in connection with the issuance of said Letter of Credit in accordance with the terms and provisions of this Agreement. In the event that the Lender is not promptly reimbursed for the amount of any draft drawn under a Letter of Credit issued hereunder, the obligation of the Borrower to reimburse it for the amount of such draft so paid by the Lender shall bear interest (which the Borrower hereby promises to pay) from and after the date such draft is paid at the rate per annum determined by adding two percent (2%) per annum to the interest rate set forth in SECTION 2.3(1) as from time to time in effect. This Agreement supersedes any terms of the Applications which are irreconcilably inconsistent with the terms hereof. Anything contained in the Applications to the contrary notwithstanding, the Borrower shall pay fees in connection with Letters of Credit as set forth in SECTIONS 2.17(5) and 2.17(6) hereof.

          (5) Letter of Credit Fees.
              ---------------------

          (a) STANDBY LETTERS OF CREDIT. The Borrower shall pay the Lender a nonrefundable fee for each special purpose standby Letter of Credit issued hereunder equal to one percent (1%) of the face amount of each standby Letter of Credit, such fee to be payable quarterly in arrears from the date of issuance of the relevant Letter of Credit and, in the event the term of any Letter of Credit expires or is extendible for more than one year from the issuance thereof, on the date(s) occurring each year thereafter and such fee to be nonrefundable in the event any Letter of Credit is terminated or canceled prior to its expressed maturity date.

          (b) COMMERCIAL AND TRADE LETTERS OF CREDIT. The Borrower shall pay the Lender a nonrefundable negotiation fee for each documentary commercial or trade Letter of Credit issued hereunder equal to the greater of (i) one-eighth percent (1/8%) of the initial face amount of such Letter of Credit, or (ii) $100, in either case such fee to be payable upon issuance of the Letter of Credit.

          (6) TRANSACTION CHARGES. The Borrower shall pay the Lender such issuing and processing fees and charges as the Lender from time to time customarily imposes in connection with the issuance, negotiation and payment of letters of credit and drafts drawn thereunder, such fees to be paid in accordance with the standard and customary practice of the Lender.

     SECTION 2.18 CLEAN-UP/CLEAN-DOWN PROVISIONS. Notwithstanding any other provision contained in this Agreement to the contrary, the Borrower agrees that from March 31 of each Fiscal Year during the term of this Agreement, commencing March 31, 1997, and for a period of sixty (60) consecutive days thereafter the outstanding Revolving Loans shall be zero (0) and the amount of the outstanding Letters of Credit issued in respect of the Uncommitted Revolving Credit shall be less than or equal to $5,000,000. The Borrower agrees to make any prepayment of the Revolving Loans or the Uncommitted Revolving Credit which may be necessary to comply with the terms of this SECTION 2.18.

                                    ARTICLE 3

                              CONDITIONS PRECEDENT
                              --------------------

     SECTION 3.1 CONDITION PRECEDENT TO EFFECTIVENESS OF AGREEMENT. The terms and provisions of this Agreement shall become effective (the "Effective Date"), on such date upon which the Lender shall have received each of the following, each dated the Effective Date and in form and substance reasonably satisfactory to the Lender and its counsel:

          (1) REVOLVING NOTE. The Revolving Note duly executed by the Borrower;

          (2) CERTIFICATE OF THE BORROWER. A certificate or certificates of the Secretary of the Borrower certifying: (a) a copy of the Certificate of Incorporation of the Borrower, as theretofore amended; (b) a copy of the bylaws of the Borrower, as theretofore amended; (c) copies of all corporate action taken by the Borrower, including resolutions of its board of directors, authorizing the execution, delivery, and performance of the Loan Documents by the Borrower and each other document to be delivered pursuant to this Agreement and authorizing borrowings by each of the Authorized Officers; and (d) the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement;

          (3) CERTIFIED CHARTER AND GOOD STANDING. A certificate of the due formation, valid existence and good standing of the Borrower in its state of incorporation, issued by the appropriate authorities of such jurisdiction, and certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which the Borrower is required to be so qualified as a foreign corporation;

          (4) OPINION OF COUNSEL FOR THE BORROWER. An opinion of Barbara Norman, counsel for the Borrower, in substantially the form of EXHIBIT D and as to such other matters as the Lender and its counsel may reasonably request;

          (5) CONSUMMATION OF PUBLIC OFFERING. The Borrower shall have consummated the Public Offering and received the proceeds therefrom; and

          (6) REPAYMENT OF WMS INDUSTRIES INDEBTEDNESS. WMS Industries Inc. shall have paid in full all of the Revolving Loans (as defined in the WMS Credit Agreement) under the WMS Credit Agreement, all Letters of Credit (as defined therein) issued thereunder shall have been returned to the Lender and canceled or transferred to the Borrower and the Commitments (as defined therein) shall have been terminated; and

          (7) MISCELLANEOUS. Such other approvals, opinions or documents as the Lender may reasonably request.

     SECTION 3.2 CONDITIONS PRECEDENT TO ALL BORROWINGS. The obligation of the Lender to make each Revolving Loan and issue any Letter of Credit shall be subject to the further conditions precedent that on the date of such Borrowing:

          (1) The following statements shall be true and the Lender shall have received a certificate signed by a duly authorized officer of the Borrower (in his or her capacity as such, and without any personal liability therefor) dated the date of such Revolving Loan stating that:

               (a) The representations and warranties contained in Article 4 of this Agreement are correct on and as of the date of such Borrowing as though made on and as of such date; and

               (b) No Default or Event of Default has occurred and is continuing, or would result from the Borrowing;

          (2) The Lender shall have received such other approvals, opinions, or documents as the Lender may reasonably request.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
     The Borrower represents and warrants to the Lender that:

     SECTION 4.1 INCORPORATION, GOOD STANDING, AND DUE QUALIFICATION. The Borrower and each of its Subsidiaries: (1) is a corporation, limited liability company or partnership, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation; (2) has the power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and to transact the business in which it is now engaged or proposed to be engaged; and (3) is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, and in good standing under the laws of each other jurisdiction in which the failure to so qualify would result in a Material Adverse Change.

     SECTION 4.2 CORPORATE POWER AND AUTHORITY. The execution, delivery, and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not (1) contravene or conflict with the charter or bylaws of the Borrower; (2) violate any provision of, or cause the Borrower to be in default under, any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award currently in effect having applicability to the Borrower; (3) result in a breach of, or constitute a default under, any material indenture or loan or credit agreement or any other material agreement, lease, or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (4) result in, or require, the creation or imposition of any Lien (except such Liens as may be permitted pursuant to SECTION 6.1 of this Agreement) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

     SECTION 4.3 LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Loan Documents will be, legal, valid, and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally and by general principles of equity.

     SECTION 4.4 FINANCIAL STATEMENTS. The Borrower's audited combined financial statements as at June 30, 1996 (the "Audited Statements") have been furnished to the Lender. The Audited Statements have been prepared in conformity with GAAP and fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of operations for the periods then ended. Since the date of the most recent financial statements supplied to the Lender pursuant to either SECTION 5.8(1) or (2), whichever is the most recently delivered, there has been no Material Adverse Change. No information, exhibit, or report furnished by the Borrower to the Lender in connection with the negotiation of this Agreement or any other Loan Document contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not materially misleading.

     SECTION 4.5 OTHER AGREEMENTS. Neither the Borrower nor any Subsidiary is a party to any material indenture, loan, or credit agreement, or to any material lease or other agreement or instrument, or subject to any charter or corporate restriction which would be breached or accelerated by entering into the Loan Documents or which would have a material adverse effect on the ability of the Borrower to carry out its obligations under the Loan Documents. Neither the Borrower nor, to the best of Borrower's knowledge, any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any material agreement or instrument.

     SECTION 4.6 LITIGATION. There is no litigation or governmental proceeding pending or (to the Borrower's knowledge) threatened against or affecting the Borrower or any Subsidiary before any court, governmental agency, or arbitrator, which, if adversely determined would (a) impair the validity or enforceability of, or impair the ability of the Borrower to perform its obligations under, the Loan Documents or (b) result in any Material Adverse Change.

     SECTION 4.7 NO DEFAULTS ON OUTSTANDING JUDGMENTS OR ORDERS. Neither the Borrower nor any Subsidiary is in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign, which default would result in a Material Adverse Change.

     SECTION 4.8 GOVERNMENTAL AND REGULATORY APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Borrower of the Loan Documents or for the validity or enforceability thereof.

     SECTION 4.9 OWNERSHIP AND LIENS. The Borrower and each Subsidiary has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the financial statements referred to in SECTION 4.4 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower or any Subsidiary operating within the United States and none of their leasehold interests is subject to any Lien, except such as may be permitted pursuant to SECTION 6.1 and SECTION
4.14 of this Agreement.

     SECTION 4.10 SUBSIDIARIES, ETC. Schedule 4.10 sets forth as of the date of the Effective Date a true and correct list of all capital stock, partnership units or other equity interests of any Person owned or otherwise held (including capital stock, partnership units or other equity interests held as collateral) by the Borrower and its Wholly-Owned Subsidiaries and indicates whether such capital stock, partnership units or other equity interests are owned or held in some other capacity by the Borrower or such Wholly-Owned Subsidiary.

     SECTION 4.11 ERISA. The Borrower and the ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA.

     SECTION 4.12 HAZARDOUS MATERIALS. The Borrower and each of its Subsidiaries operating within the United States have obtained all permits, licenses and other authorizations which are required under all Environmental Laws. The Borrower and each Subsidiary operating within the United States are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

     There have been no material environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Borrower or any Subsidiary operating within the United States in relation to any property or facility now or previously owned or leased by the Borrower or any Subsidiary operating within the United States.

     The Borrower has informed the Lender in writing of all non-compliance of the Borrower and each Subsidiary operating within the United States with the terms and conditions of all (1) permits, licenses or authorizations required under all Environmental Laws and (2) other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any applicable regulation, code, plan, order, decree, judgment, injunction notice or demand letter issued, entered, promulgated or approved thereunder.

     SECTION 4.13 TAXES. The Borrower and each Subsidiary have filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon which it is aware are due, including interest and penalties, except to the extent the validity thereof is being contested in good faith and by appropriate proceedings.

     SECTION 4.14 DEBT. As of the initial date of this Agreement, SCHEDULE 4.14 sets forth a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, capital leases, and other investments, agreements, and arrangements currently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for bankers' acceptance financing) in respect of which the Borrower or any Subsidiary is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

     SECTION 4.15 INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.16 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                    ARTICLE 5

                              AFFIRMATIVE COVENANTS
                              ---------------------

     Unless otherwise consented to in writing by the Lender, so long as any Letters of Credit are outstanding, the Revolving Note shall remain unpaid and the Commitment has not expired or been terminated, the Borrower will:

     SECTION 5.1 MAINTENANCE OF EXISTENCE. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate, limited liability company or partnership existence, as the case may be, and good standing in the jurisdiction of its organization or formation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation, limited liability company or partnership, as the case may be, in each jurisdiction in which the failure to so qualify would result in a Material Adverse Change.

     SECTION 5.2 MAINTENANCE OF RECORDS. Keep, and cause each Subsidiary to keep, adequate records and books of account.

     SECTION 5.3 MAINTENANCE OF PROPERTIES. Maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its material properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

     SECTION 5.4 CONDUCT OF BUSINESS. Not engage in any business, if, as a result, the general nature of the business which would then be engaged in by the Borrower and the Subsidiaries would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the date of this Agreement.

     SECTION 5.5 MAINTENANCE OF INSURANCE. Maintain, and cause each Subsidiary to maintain, insurance with commercially reasonable and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

     SECTION 5.6 COMPLIANCE WITH LAWS. Conduct its business, and cause each Subsidiary to conduct its business, in compliance with all applicable laws, rules, regulations, ordinances and orders of any governmental or judicial authorities, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property except to the extent the validity thereof is being contested in good faith and by appropriate proceedings and reserves, if appropriate, shall have been established therefor that are adequate in the Lender's opinion.

     SECTION 5.7 RIGHT OF INSPECTION. At any reasonable time and from time to time, permit the Lender or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Subsidiary, and to discuss the affairs, finances, and accounts of the Borrower and any Subsidiary with any of their respective officers, directors and employees and the Borrower's or such Subsidiary's independent accountants. At Borrower's request, Lender will execute a confidentiality agreement as to those materials of Borrower made available to Lender hereunder.

     SECTION 5.8 REPORTING REQUIREMENTS. Furnish to the Lender:

          (1) MONTHLY FINANCIAL STATEMENTS. As soon as available and in any event within thirty (30) days after the end of each calendar month (except for the month of July for which the time period shall be forty-five (45)
     days), consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such month, consolidated and consolidating statements of operations of the Borrower and the Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, and consolidated statements of cash flows of the Borrower and the Subsidiaries for the portion of the Fiscal Year ended with the last day of such month, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous Fiscal Year;

          (2) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and the Subsidiaries as at the end of such Fiscal Year, consolidated statements of operations of the Borrower and the Subsidiaries for such Fiscal Year, and consolidated statements of cash flows of the

     Borrower and the Subsidiaries for such Fiscal Year, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the prior Fiscal Year and all prepared in accordance with GAAP and as to the consolidated statements accompanied by an opinion thereon reasonably acceptable to the Lender by Ernst & Young LLP or other independent accountants selected by the Borrower and reasonably acceptable to the Lender;

          (3) CERTIFICATE OF NO DEFAULT. At the end of each ninety (90) day period following the Effective Date hereof, a certificate of the Executive Vice President - Finance of the Borrower certifying that to the best of his or her knowledge no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto;

          (4) NOTICE OF LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower or any Subsidiary, which, in any one case or in the aggregate, are material to the Borrower and such Subsidiary taken as a whole, or affect the ability of the Borrower to perform its obligations under the Loan Documents;

          (5) NOTICE OF DEFAULTS AND EVENTS OF DEFAULT. As soon as possible and in any event within three (3) Business Days after the Borrower becomes aware of the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default;

          (6) ERISA REPORTS. Promptly after the receipt of notices by the Borrower or any Subsidiary from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within thirty'(30) days after the Borrower or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Borrower will deliver to the Lender a certificate of the Executive Vice President - Finance of the Borrower (in his or her capacity as such and with no personal liability therefor) setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Borrower proposes to take with respect thereto;

          (7) REPORTS TO OTHER CREDITORS. Promptly after the furnishing thereof, copies of any material statement or report furnished to any other creditor of the Borrower pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Lender pursuant to any other clause of this SECTION 5.8;

          (8) PROXY STATEMENTS, ETC. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which the Borrower sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission (or any governmental authority which may be substituted therefor) or with any national securities exchange;

          (9) NOTICE OF MATERIAL ADVERSE CHANGE. As soon as possible and in any event within three (3) Business Days after the Borrower becomes aware of the occurrence of a Material Adverse Change, a written notice setting forth the details of such Material Adverse Change; and

          (10) GENERAL INFORMATION. Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary as the Lender may from time to time reasonably request.

     SECTION 5.9 ENVIRONMENTAL LAWS. Use and operate, and cause each Subsidiary operating within the United States to use and operate, all of its facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all hazardous substances in compliance with all applicable Environmental Laws; and provide such information and certifications which the Lender may request from time to time to evidence compliance with this Section.

     SECTION 5.10 MAINTENANCE OF BANK ACCOUNTS. Maintain with the Lender an account of the Borrower and all of the primary bank accounts of any Subsidiary with a principal office located within any of the 48 contiguous states of the United States, which accounts shall be subject to the customary fees of the Lender.

                                    ARTICLE 6

                               NEGATIVE COVENANTS
                               ------------------

     Unless otherwise consented to in writing by the Lender, so long as any Letters of Credit are outstanding, the Revolving Note shall remain unpaid, and the Commitment has not expired or been terminated, the Borrower will not:

     SECTION 6.1 LIENS. Create, incur, assume, or suffer to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

          (1) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

          (2) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

          (3) Liens under workmen's compensation, unemployment insurance, social security, or similar legislation;

          (4) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

          (5) Easements, rights-of-way, restrictions, and other similar encumbrances which do not interfere with the occupation, use, and enjoyment by the Borrower or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or impair the value of the property subject thereto; and

          (6) Purchase money liens on equipment or personal property securing the payment of the purchase price thereof and not extending to any other property, provided that the aggregate of indebtedness secured by such purchase money liens shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000), at any one time outstanding.

     SECTION 6.2 DEBT. Create, incur, assume, or suffer to exist any Debt, except:

          (1) Debt of the Borrower under this Agreement, the Letters of Credit or the Revolving Note;

          (2) Accounts payable to trade creditors for goods or services which are not aged more than ninety (90) days from the billing date, incurred in the ordinary course of business and paid within the specified time, unless contested in good faith and by appropriate proceedings;

          (3) Debt which is secured by Liens of the type described in CLAUSE (6) of SECTION 6.1;

          (4) Debt existing as of the Effective Date which is identified on
     SCHEDULE 4.14; and

          (5) Debt not otherwise permitted by this section aggregating not more than Two Million Five Hundred Thousand Dollars ($2,500,000), which Debt shall rank PARI PASSU with any Borrowings hereunder.

     SECTION 6.3 MERGERS, ETC. Merge or consolidate with, or sell, assign, lease, liquidate or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person, or permit any Subsidiary to do so.

     SECTION 6.4 GUARANTIES, ETC. Assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable, for the obligations of any Person, other than a Wholly-Owned Subsidiary of the Borrower on an unsecured basis, (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss). Nothing in this Section 6.4 shall be deemed to prohibit guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     SECTION 6.5 SUBORDINATED DEBT. Make any payment or prepayment with respect to Subordinated Debt.

     SECTION 6.6 CAPITAL EXPENDITURES. Make payments for Capital Expenditures in excess of $8,000,000 in any Fiscal Year.

     SECTION 6.7 DIVIDENDS, ETC. (1) Declare or pay any dividends or other distribution on any of its capital stock (other than dividends payable in capital stock) or permit any Subsidiary to do so, (2) purchase or redeem any capital stock of the Borrower or any Subsidiary or any warrants, options or other rights in respect of such stock, (3) make any distribution to stockholders of the Borrower or any Subsidiary, or (4) set aside funds for any of the foregoing; PROVIDED that (a) any Subsidiary may declare and pay dividends to the Borrower, and (b) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may pay dividends or other distributions on its capital stock to WMS Industries Inc. from the net proceeds received by the Borrower in connection with the Public Offering; provided that such dividend or distribution shall not exceed (in the aggregate) the lesser of
(i) the net proceeds received by the Borrower from such initial public offering and (ii) $50,000,000.

                                    ARTICLE 7

                               FINANCIAL COVENANTS

     From and after the date hereof, so long as any Letters of Credit are outstanding, the Revolving Note shall remain unpaid, and the Commitment has not expired or been terminated, the Borrower will not:

     SECTION 7.1 MINIMUM NET INCOME. Permit Consolidated Net Income for any Fiscal Quarter to be less than zero; provided that notwithstanding the foregoing Consolidated Net Income for the Fiscal Quarter ending March 31, 1997 shall not be less than negative $2,000,000.

     SECTION 7.2 MINIMUM NET WORTH. Permit Consolidated Net Worth as of the last day of any Fiscal Quarter to be less than (a) $5,700,000, plus (b) 100% of the net proceeds raised from the Public Offering plus (c) on and after June 30, 1997, $25,000,000.

     SECTION 7.3 INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter to be less than 4.0 to 1.

     SECTION 7.4 FUNDED DEBT RATIO. Permit the Funded Debt Ratio as of the last day of any Fiscal Quarter to exceed 2.0 to 1.

     SECTION 7.5 LIQUID ASSET COVERAGE RATIO. Permit the Liquid Asset Coverage Ratio as of the last day of any Fiscal Quarter to be less than 1 to 1.

                                    ARTICLE 8

                                EVENTS OF DEFAULT
                                -----------------

     SECTION 8.1 EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur:

          (1) The Borrower should fail to pay the principal of or interest on, the Revolving Note or any amount payable under the Applications, or any other sums required to be paid pursuant to this Agreement as and when due and payable and in the case of interest such failure shall continue for two
     (2) Business Days;

          (2) Any representation or warranty made or deemed made by the Borrower in this Agreement or any other Loan Document or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove, in light of the circumstances under which it was made, to have been incorrect in any material respect on or as of the date made or deemed made;

          (3) The Borrower or any Subsidiary shall fail to perform or observe any term, covenant or agreement contained in Sections 2.3, 2.4, 2.5, 2.9,
     5.6 through 5.9, 6.3 through 6.7 or ARTICLE 7 of this Agreement applicable thereto;

          (4) The Borrower or any Subsidiary shall fail to perform or observe any term, covenant or agreement contained in Sections 6.1, 6.2, 9.6 or 9.11 of this Agreement and such failure shall continue for four (4) Business Days after the earlier of discovery, notification or final calculation thereof applicable thereto;

          (5) The Borrower or any Subsidiary shall fail to perform or observe any other term, covenant, or agreement contained in any Loan Document applicable hereto (other than the Revolving Note and those Sections referenced in the foregoing CLAUSES (3) and (4)) on its part to be performed or observed and such failure shall continue for fifteen (15) Business Days following notice thereof from the Lender;

          (6) The Borrower or any Subsidiary shall (a) fail to pay any indebtedness for borrowed money (other than the Revolving Note) of the Borrower, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and any applicable grace periods shall have expired, or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration, after the giving of notice, of the maturity of such indebtedness, unless such failure to perform or observe shall be waived by the holder of such indebtedness without any material payment or other material accommodation on the part of the Borrower; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

          (7) The Borrower or any Subsidiary (a) shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of sixty (60) days or more; or (e) by any act or omission shall indicate its consent to, approval of, or knowing acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty
     (60) days or more;

          (8) Any of the following events occur or exist with respect to the Borrower or any ERISA Affiliate; (a) any Prohibited Transaction involving any Plan; (b) any Reportable Event with respect to any Plan; (c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (d) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under
     Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer -Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the reasonable opinion of the Lender subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or may exceed five hundred thousand Dollars ($500,000) and such event or condition remains unsatisfied after fifteen (15) Business Days from its initial occurrence or results in a Lien (subject to Liens permitted under SECTION 6.1) on Borrower's assets.

     SECTION 8.2 EFFECT OF EVENT OF DEFAULT. If any Event of Default described in SECTION 8.1(7) shall occur, automatically the Commitment of the Lender to make Revolving Loans or issue Letters of Credit hereunder shall immediately terminate and the outstanding principal amount of the Revolving Note, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents shall become immediately due and payable and the Borrower shall become immediately obligated to deliver to the Lender cash collateral in an amount equal to the outstanding face amount of all Letters of Credit; and, in the case of any other Event of Default, the Lender may by notice to the Borrower, (1) declare the Commitment of the Lender to be terminated, and
(2) declare the outstanding principal amount of the Revolving Note, all interest thereon, and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Revolving Note, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower, and the Borrower shall become immediately obligated to deliver to the Lender cash collateral in an amount equal to the outstanding face amount of all Letters of Credit.

                                    ARTICLE 9

                                  MISCELLANEOUS
                                  -------------

     SECTION 9.1 WAIVERS AND AMENDMENTS. The provisions of this Agreement and of each Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 9.2 NOTICES, ETC. All notices and other communications provided for under this Agreement and under the other Loan Documents to which the Borrower is a party shall be in writing (including telegraphic, telex or facsimile communication) and mailed or telecommunicated or delivered to the address of the respective party as set forth on the signature pages hereto; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this
SECTION 9.2. All such notices and communications shall, when mailed or telecommunicated, be effective upon the earlier of actual receipt or three (3) Business Days after deposited in the mails, or one (1) Business Day after transmitted by telex and the appropriate answer back received, transmitted by facsimile or delivered to the telegraph company, respectively, addressed as aforesaid, except that notices to the Lender pursuant to the provisions of
Article 2 shall not be effective until received by the Lender.

     SECTION 9.3 NO WAIVER; REMEDIES. No failure on the part of any party to exercise, and no delay in exercising, any right, power, or remedy under any Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under any Loan Document to which the Borrower is a party without the prior written consent of the Lender.

     SECTION 9.5 ASSIGNMENTS AND PARTICIPATIONS; INFORMATION. The Lender may (without the Borrower's consent) grant participations in or sell, assign, transfer or otherwise dispose of, at any time and from time to time hereafter, the Lender's rights, titles, interests, remedies, powers and/or duties this Agreement or any other Loan Document, or of any portion of any thereof, (each Person to whom such participation is to be made being herein referred to as a "Participant" and each Person to whom such assignment, transfer or disposition is to be made being herein referred to as an "Assignee"). The Lender may furnish any information concerning the Borrower in the possession of the Lender from time to time to assignees of the rights and/or obligations of the Lender hereunder and to participants in any Revolving Loan or Letter of Credit (including prospective assignees and participants). The Lender may furnish information in response to credit inquiries consistent with general banking practice. The Lender shall promptly notify the Borrower of the Lender's grant of any participation in or sale, assignment, transfer or other disposition of this Agreement or any other Loan Document, or of any portion of any thereof. The Borrower shall use its reasonable efforts to assist each Lender in its efforts to sell assignments and participations.

         SECTION 9.6 COSTS, EXPENSES, AND TAXES. The Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, filing, recording, and administration of any of the Loan Documents, including, without limitation, the fees and out-of-pocket expenses of counsel for the Lender and all costs and expenses, if any, in connection with the enforcement of any of the Loan Documents. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay attributed to the Borrower in paying or omission to pay such taxes and fees.

     SECTION 9.7 RIGHT OF SETOFF. Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Revolving Note, any Letter of Credit or any other Loan Document, irrespective of whether or not the Lender shall have made any demand under this Agreement, the Revolving Note, any Letter of Credit or such other Loan Document and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such setoff and application; PROVIDED, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this SECTION 9.7 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lender may have.

     SECTION 9.8 GOVERNING LAW. This Agreement and the Revolving Note shall be governed by, and construed in accordance with, the laws of the State of Illinois without regard to its conflict of laws provisions.

     SECTION 9.9 SEVERABILITY OF PROVISIONS. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such Prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 9.10 HEADINGS. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

     SECTION 9.11 GENERAL INDEMNITY. In addition to the payment of expenses pursuant to SECTION 9.6, Borrower agrees to indemnify, pay and hold the Lender, and the officers, directors, employees, agents, and affiliates of the Lender (collectively, the "Indemnities"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnities in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any of such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against any Indemnitee, in any manner relating to or arising out of this Agreement, any other Loan Document or any other agreements executed and delivered by the Borrower in connection herewith, the Lender's agreement to make the Revolving Credit hereunder, or the use or intended use of the proceeds of any of the Revolving Loans (the "indemnified liabilities"); PROVIDED, that Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnities or any of them. The provisions of the undertakings and indemnification set out in this SECTION 9.11 shall survive satisfaction and payment of Borrower's obligations hereunder and termination of this Agreement.

     SECTION 9.12 WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR UNDER ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

     SECTION 9.13 SUBMISSION TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH FEDERAL OR ILLINOIS STATE COURT.

     SECTION 9.14 SERVICE OF PROCESS. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY CONSENT TO SERVICE OF PROCESS BY MEANS OF CERTIFIED MAIL AT THE ADDRESS PROVIDED FOR IN SECTION 9.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF THE LENDER, THE LENDER OR THE BORROWER TO SERVE SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                           MIDWAY GAMES INC.

                                           By /s/ Harold H. Bach, Jr.
                                              ---------------------------
                                              Harold H. Bach, Jr.
                                              Executive Vice President-
                                              Finance

                                           3401 North California Avenue
                                           Chicago, Illinois  60618
                                           Attn:  Harold H. Bach, Jr.

                                           Telephone:  (312) 728-2300
                                           Facsimile:  (312) 961-1099

                                           BANK OF AMERICA ILLINOIS

                                           By  /s/ L. Richard DiDonato
                                              ---------------------------
                                           Name:  L. Richard DiDonato
                                           Title: Vice President

                                           231 South LaSalle Street
                                           Chicago, Illinois 60697
                                           Attn:  L. Richard DiDonato

                                           Telephone:  (312) 828-1995
                                           Facsimile:  (312) 828-1974

                                    EXHIBIT A

                             FORM OF REVOLVING NOTE

$                                                                        , 1996
 ------------------                                         -------------
                                                              Chicago, Illinois

     FOR VALUE RECEIVED, the undersigned promises to pay to the order of (the "Lender") at its principal office in Chicago, Illinois, the principal amount of ($ ) or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement hereinafter referenced) outstanding, as duly shown in the records of the Lender or, at the Lender's option, on the schedule attached hereto (and any continuation thereof), on the Termination Date.

     The undersigned also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in immediately available funds.

     This Note is the Revolving Note described in, and is subject to the terms and provisions of, the Credit Agreement, dated as of October 15, 1996 (as the same may at any time be amended, modified or supplemented from time to time, the "Credit Agreement"), between the undersigned and the Lender. Terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

     Reference is hereby made to the Credit Agreement for a statement of the prepayment rights and obligations of the undersigned and for a statement of the terms and conditions under which the due date of this Note may be accelerated. Upon the occurrence of any Event of Default as specified in the Credit Agreement, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable, and any indebtedness of the Lender or other holder hereof to the undersigned may be appropriated and applied hereon.

     In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys, fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS REVOLVING NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

                                             MIDWAY GAMES, INC.

                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------


Schedule attached to Revolving Note dated October 15, 1996 of Midway Games Inc., payable to the order of ______________________


Date of Loan or        Interest         Amount of      Interest      Amount of       Notation
Continuation           Period              Loan        Rate per      Repayment       Made By
---------------        --------         ---------        Annum       ---------       ---------
                                                       --------





                                    EXHIBIT B

                            FORM OF BORROWING REQUEST

BANK OF AMERICA ILLINOIS
231 South LaSalle Street
Chicago, Illinois 60697

Attention: L. Richard DiDonato

Ladies and Gentlemen:

     This Borrowing Request is delivered to you pursuant to SECTIONS 2.2(1) of the Credit Agreement, dated as of October 15, 1996 (as amended or modified, the "Credit Agreement"), between Midway Games Inc., a Delaware corporation (the "Borrower") and Bank of America Illinois (the "Lender"). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

     The Borrower hereby requests that a Revolving Loan be made in the aggregate principal amount of $__________________ on _________________________, 19__
having an Interest Period of days.

     The Borrower hereby certifies and warrants that on the date the Revolving Loan requested hereby is made, after giving effect to the making of such Revolving Loan:

          (a) No Default or Event of Default has occurred and is continuing or will result from the Borrowing of such Revolving Loan.

          (b) The representations and warranties of the Borrower contained in the Credit Agreement are true and correct with the same effect as though made on the date hereof.

     The Borrower agrees that if prior to the time of the Revolving Loan requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Lender. Except to the extent, if any, that prior to the time of the Revolving Loan requested hereby the Lender shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Revolving Loan as if then made.

     Please make the proceeds of the Revolving Loan available in accordance with the instructions set forth on ANNEX I attached hereto.

     The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by an Authorized Officer this __ day of ___________________________, 19__.

                                             MIDWAY GAMES, INC.

                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                     ANNEX I

                                  Instructions
                                  ------------

                                    EXHIBIT C

                           FORM OF CONTINUATION NOTICE

BANK OF AMERICA ILLINOIS
231 South LaSalle Street
Chicago, Illinois 60697

Attention: L. Richard DiDonato

Ladies and Gentlemen:

     This Continuation Notice is delivered to you pursuant to SECTION 2.2(2) of the Credit Agreement, dated as of October 15, 1996 (as amended or modified, the "Credit Agreement"), between Midway Games Inc., a Delaware corporation (the "Borrower") and Bank of America Illinois, (the "Lender"). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

     The Borrower hereby requests that on ______________, 19___ , $ of the presently outstanding principal amount of the Revolving Loans originally made on ____________ be continued having an Interest Period of ____________ days.

     The Borrower hereby certifies and warrants that on the date the continuation herein requested is made, after giving effect to the making of such continuation:

          (a) No Default or Event of Default has occurred and is continuing or will result from the continuation herein requested.

          (b) The representations and warranties of the Borrower contained in the Credit Agreement are true and correct with the same effect as though made on the date hereof.

     Except to the extent, if any, that prior to the time of the continuation requested hereby the Lender shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation as if then made.

     The Borrower has caused this Continuation Notice to be executed and delivered, and the certification and warranties contained herein to be made, by an Authorized Officer this ___ day of ___________________, 19__ .

                                             MIDWAY GAMES, INC.

                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                    EXHIBIT D

                      [ON LETTERHEAD OF BORROWER'S COUNSEL]

                                October 15, 1996

Bank of America Illinois
231 South LaSalle Street
Chicago, Illinois 60697

          Re: Midway Games Inc.
              ----------------

Ladies and Gentlemen:

     I have acted as counsel for Midway Games Inc., a Delaware corporation (the "Borrower"), in connection with the preparation, execution and delivery of the Credit Agreement and the Loan Documents (hereinafter defined). This opinion is furnished to you pursuant to Section 3.1(4) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Credit Agreement.

     In rendering this opinion, I have examined the following documents (which are collectively referred to as the "Loan Documents"):

          (i) the Credit Agreement (the "Credit Agreement"), dated as of October 15, 1996 between the Borrower and Bank of America Illinois (the "Lender"); and

          (ii) the Revolving Note of the Borrower, dated as of the date hereof and delivered pursuant to the Credit Agreement.

     I have examined originals, or copies certified or otherwise identified to my satisfaction, of such records, documents, certificates and other instruments as in my judgment are necessary or appropriate for the purposes of the opinions contained herein. I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. I have further assumed, with respect to all documents I have reviewed, the due authorization, execution and delivery thereof by parties other than the Borrower. I have relied as to factual matters upon certificates or statements of such public officials and such officers and duly appointed agents of the Borrower as I have deemed relevant or necessary.

     I am a member of the Bar of the States of New York and Connecticut, and I express no opinion with respect to laws other than the laws of these States, the General Corporation Law of the State of Delaware and federal laws of the United States of America. I have assumed that the laws of the State of Illinois are the same as the General Corporation Law of the State of Delaware for the purposes of this opinion.

     Based upon and subject to the matters stated herein and upon such investigation as I have deemed necessary, I am of the opinion that:

          1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly licensed or qualified to transact business as a foreign corporation in the State of Illinois, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          2. The Borrower has the power and authority to execute, deliver and perform the terms and provisions of each of the Loan Documents and has taken all necessary action to authorize the execution, delivery and performance by it of each of such Loan Documents.

          3. The execution, delivery and performance by the Borrower of each of the Loan Documents, and compliance by it with the terms and provisions thereof, will not (i) violate any provision of any existing law, statute, rule or regulation applicable to it, (ii) result in any breach of, or constitute a default under, any agreement, instrument, order, writ, judgment or decree known to me to which the Borrower is a party or by which it may be bound, (iii) result in the creation or imposition of (or the obligation to create or impose) any Lien (except for Liens under SECTION
     6.1 of the Credit Agreement) upon any of its property or assets pursuant to the terms of any agreement, instrument, order, writ, judgment or decree known to us to which the Borrower is a party or by which it may be bound, or (iv) contravene or conflict with its corporate charter or by-laws.

          4. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with or exemption by, any governmental or public body or authority of the United States or the State of Illinois, or any subdivision thereof, is required to authorize, or is required in connection with, the execution and delivery by the Borrower of any Loan Document and the performance by the Borrower of its obligations thereunder.

          5. The Borrower has duly executed and delivered each of the Loan Documents, and each of such Loan Documents constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

          6. To my knowledge, there are no actions or proceedings pending or overtly threatened in writing against the Borrower before any court, governmental agency or arbitrator which could affect the validity, binding effect or enforceability of any of the Loan Documents.

          7. The making of the Revolving Loans and the application of the proceeds thereof as provided in the Credit Agreement do not violate Regulation U of the Board of Governors of the Federal Reserve System.

          8. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          9. Neither the Borrower nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     The foregoing opinions are limited by the following qualifications:

          (a) my opinions relating to validity, binding effect and enforceability in paragraph 5 above, are subject to limitations imposed by any applicable bankruptcy, insolvency, reorganization, avoidable transfers, moratorium and other laws affecting the validity or enforcement of creditors, rights generally and, in addition, my opinion relating to enforceability in paragraph 5 above is subject to (i) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and (ii) limitations on enforceability under certain circumstances of provisions indemnifying a party against liability for its own wrongful or negligent acts, imposed by public policy relating thereto;

          (b) certain remedial provisions of the Loan Documents may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Loan Documents; however, the unenforceability of such provisions may result in delays in the enforcement of your rights and remedies under the Loan Documents, and I express no opinion as to the economic consequences, if any, of such delay; and

          (c) I express no opinion as to the effect of your compliance or noncompliance with any state or federal laws or regulations applicable to you because of your legal or regulatory status or the nature of your business.

     These opinions and this letter may not be used or relied on by or published or communicated to any party other than you and your assignees without our written consent.

                                Very truly yours,



                                --------------------------
                                Barbara M. Norman
                                Vice President, Secretary
                                  and General Counsel

                                  Schedule 4.10

                           The Borrower's Subsidiaries
                           ---------------------------

                                  Schedule 4.14

                                  Indebtedness
                                  ------------



                                       -6-